UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 15, 2014

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                                   20-8610073

(Commission File Number)                           (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                                   75287

(Address of principal executive offices)                               (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On August 15, 2014, David Polster notified Blue Calypso, Inc. (the “Company,” “we” or “us”) that he was retiring from the office of Chief Financial Officer of the Company effective immediately. There were no disagreements between us and Mr. Polster on any matter relating to our operations, policies or practices which led to his retirement.

Effective August 15, 2014, Chris Fameree was appointed to the office of Chief Financial Officer of the Company. Mr. Fameree previously served as the controller of the Company for the past two years. Mr. Fameree is a founding member of Assure Professional, an audit and accounting services firm. Prior to founding Assure Professional, Chris was a Senior Manager in Cherry Bekaert’s Transaction Advisory Services Group and Audit Group.  Prior to joining Cherry Bekaert, Mr. Fameree worked at PricewaterhouseCoopers. Mr. Fameree received his Bachelor of Business Administration in Accounting from the University of Wisconsin.  He is licensed as a Certified Public Accountant in North Carolina and Wisconsin and is a member of the American Institute of Certified Public Accountants.

We have entered into a consulting agreement with Mr. Fameree pursuant to which we will pay Mr. Fameree a monthly fee of $7,000 per month.

Item 8.01

Other Events.

On August 21, 2014, we issued a press release announcing the retirement of Mr. Polster and the appointment of Mr. Fameree as Chief Financial Officer, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated August 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  August 21, 2014

By: /s/ William Ogle

       William Ogle

Chief Executive Officer

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